UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 13, 2022

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number 001-37564

Nevada	8211	46-4116523
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

BOXLIGHT CORPORATION

2075 Premiere Parkway, Ste. 900

Duluth, Georgia 30097

(Address Of Principal Executive Offices) (Zip Code)

678-367-0809

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.0001 per share	BOXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.   Appointment of Certain Officers; Compensatory Arrangements

Chief Financial Officer

On June 13, 2022, Boxlight Corporation (Boxlight” or the “Company”) entered into an employment agreement (the “Employment Agreement”) with Greg Wiggins, pursuant to which Mr. Wiggins will commence service as the Company’s Chief Financial Officer on July 5, 2022. As previously reported on April 5, 2022, Patrick Foley, the Company’s current Chief Financial Officer, provided notice he would step down for personal reasons. Mr. Foley will remain with Boxlight until July 29, 2022 in order to assist with the transition.

Mr. Wiggins is a certified public accountant with more than 15 years of experience providing corporate finance leadership to high-growth companies. Since 2019, Mr. Wiggins has served as an Assurance Director at BDO USA, LLP where he performs critical tasks associated with assurance and risk management, utilizing advanced knowledge of US GAAP and SEC reporting rules. Previously, from 2017 to 2019, Mr. Wiggins was Chief Financial Officer of Mitch Cox Companies where he helped drive growth by developing short- and long-term strategic financial objectives and strategies; managed accounting, investor relations, legal, tax, and treasury functions; and advised senior leadership on financial implications. Mr. Wiggins also spent seven years at Carmike Cinemas (previously listed on Nasdaq and acquired by AMC Theatres (NYSE:AMC) in 2016) in key leadership roles including Assistant Vice President and Chief Accounting Officer, and six years as a Business Assurance Manager at Ernst & Young. Mr. Wiggins obtained his Master’s Degree in Accountancy in 2004 and his Bachelor’s Degree in Commerce and Business Administration from The University of Alabama. We believe Mr. Wiggins’ vast business and financial accounting expertise will be a significant asset to Boxlight.

Under the Employment Agreement, Mr. Wiggins will receive annual base compensation of $250,000 and be eligible to receive a performance-based bonus of up to $75,000 per year. In addition, Mr. Wiggins will be granted stock options entitling him to purchase 150,000 shares of the Company’s Class A common stock pursuant to the terms of Boxlight’s 2021 Equity Incentive Plan, and which options will vest in equal quarterly installments over a four-year term commencing on July 5, 2022, with acceleration of vesting on a change in ownership of the Company or a substantial portion of Boxlight’s assets. Mr. Wiggins is also entitled to participate in all company benefit and group insurance plans and will be entitled to five weeks of annual paid vacation per calendar year. Mr. Wiggins is required to provide three months’ advance written notice to the Company prior to resignation.

The foregoing description of the Employment Agreement does not purport to describe all of the terms of such agreement and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 14, 2022, the Company issued a press release announcing the appointment of Mr. Wiggins. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01Financial Statements and Exhibits.

10.1	Employment Agreement, dated June 13, 2022, between Boxlight Corporation and Greg Wiggins.
99.1	Press Release dated June 14, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 14, 2022

BOXLIGHT CORPORATION

By:	/s/ Michael R. Pope
Name:	Michael Pope
Title:	Chief Executive Officer